Exhibit 99.1
INGERSOLL-RAND COMPANY LIMITED
Consolidated Income Statement
Second Quarter and Six Months
(In millions, except per share amounts)

UNAUDITED

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003

Revenues	$ 2,713.9	$ 2,433.9	$ 5,005.9	$ 4,553.5

Cost of goods sold	2,002.6	1,842.8	3,684.6	3,473.4

Selling & administrative expenses	376.8	382.6	749.9	711.7

Operating income	334.5	208.5	571.4	368.4

Interest expense	(40.0)	(44.0)	(80.8)	(94.0)

Other income/(expense)	(1.2)	2.5	(6.5)	(4.1)

Earnings before taxes	293.3	167.0	484.1	270.3

Provision for taxes	42.9	21.2	68.7	34.5

Earnings from continuing operations	250.4	145.8	415.4	235.8

Discontinued operations, net of tax	35.8	(6.5)	50.3	56.7

Net earnings/(loss)	$ 286.2	$ 139.3	$ 465.7	$ 292.5

Basic earnings per share
- Continuing operations	$ 1.45	$ 0.86	$ 2.39	$ 1.39
- Discontinued operations	0.20	(0.04)	0.29	0.34

	$ 1.65	$ 0.82	$ 2.68	$ 1.73

Diluted earnings per share
- Continuing operations	$ 1.43	$ 0.85	$ 2.36	$ 1.39
- Discontinued operations	0.20	(0.04)	0.28	0.33

	$ 1.63	$ 0.81	$ 2.64	$ 1.72

Average number of common
shares outstanding:
Basic	173.1	169.5	173.8	169.4
Diluted	175.3	170.9	176.1	170.3

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION